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                                                                    EXHIBIT 4.1
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                           CAREY INTERNATIONAL, INC.

                    1998 CUSTOMER SERVICE STOCK BONUS PLAN


     1.  PURPOSE

     The purpose of this 1998 Customer Service Stock Bonus Plan (the "Plan") is to advance the interests of Carey International, Inc. (the "Company") by enhancing the ability of the Company to attract and retain employees and independent operators of and other consultants to the Company who are in a position to make important contributions to the success of the Company and to reward such individuals for such contributions through ownership of shares of the Company's common stock, par value $.01 per share (the "Stock").

     2.  ADMINISTRATION

     The Plan shall be administered by the Board of Directors (the "Board") of the Company. The Board shall have authority, not inconsistent with the express provisions of the Plan, (a) to grant awards of Stock (each, an "Award") to such employees as are selected by it; (b) to determine the number of shares of Stock subject to each Award; (c) to adopt, amend and rescind rules and regulations for the administration of the Plan; and (d) to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Such determinations of the Board shall be conclusive and shall bind all parties.

     The Board may, in its discretion, delegate some or all of its powers with respect to the Plan to a committee (the "Committee"), in which event all references in this Plan (as appropriate) to the Board shall be deemed to refer to the Committee. A majority of the members of the Committee, if one is appointed, shall constitute a quorum. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members.

     3.  EFFECTIVE DATE AND TERM OF PLAN

     The Plan shall become effective on the date on which the Plan is approved by the Board. No Award shall be granted under the Plan after the completion of ten years from the date on which the Plan was adopted by the Board.

     4.  SHARES SUBJECT TO THE PLAN

     (a) Number of Shares.  Subject to adjustment as provided in section 4(c),
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the aggregate number of shares of Stock that may be granted as Awards under the
Plan shall be Fifty Thousand (50,000).

     (b) Shares to be Delivered.  Shares delivered under the Plan shall be
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authorized but unissued Stock or, if the Board so decides in its sole discretion, previously issued Stock acquired by the Company and held in its treasury.

     (c) Changes in Stock.  In the event of a stock dividend, stock split or
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combination of shares, recapitalization or other change in the Company's capital stock, the maximum number of shares or securities that may be delivered under the Plan and other relevant provisions shall be appropriately adjusted by the Board, whose determination shall be binding on all persons.

     5.  ELIGIBILITY

     Except as provided in the immediately following sentence, all employees and independent operators of and other consultants to the Company or any of its subsidiaries shall be eligible to receive Awards under the Plan.
Notwithstanding the foregoing, officers and directors of the Company shall not be eligible to receive Awards under the Plan.
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     6.  AWARD OF STOCK

     (a) Grant of Stock.  The Stock awarded under the Plan may be bonus stock
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for past services without purchase price or restrictions (other than those imposed by Section 7(a) of the Plan), or the Board may determine the purchase price for the Stock, the duration of any restrictions, the conditions under which the shares of Stock may be forfeited to or repurchased by the Company and any other terms and conditions of the Awards. The Board may modify or waive any restrictions, terms and conditions with respect to any Stock. Shares of Stock may be issued for whatever consideration is determined by the Board, subject to applicable law.

     (b) Transferability.  Any shares of Stock that are subject to restrictions
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or conditions may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Board, during the period of such restrictions or conditions.

     (c) Evidence of Award.  Shares of Stock shall be evidenced in such manner
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as the Board may determine. Any certificates issued in respect of shares of
Stock that are subject to restrictions or conditions shall be registered in the name of the person receiving the Award and unless otherwise determined by the Board, deposited by such person, together with a stock power endorsed in blank, with the Company. At the expiration of the period of such restrictions or conditions, the Company shall deliver the certificates and stock power to such person.

     (d) Shareholder Rights.  A participant in the Plan shall have all the
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rights of a shareholder with respect to Stock awarded hereunder (whether restricted or otherwise), including voting and dividend rights, unless otherwise provided in the Award.


     7.  GENERAL PROVISIONS APPLICABLE TO AWARDS

     (a) Legal and Regulatory Matters.  The delivery of Stock pursuant to the
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Plan shall be subject to compliance with (i) applicable federal and state laws and regulations, (ii) if the outstanding shares of Stock are listed at the time on any securities exchange or automated quotation system, the listing requirements of such exchange or system, and (iii) the Company's counsel's approval of all other legal matters in connection with the issuance and delivery of the Stock. If the Stock deliverable under the Plan has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), the Company may require, as a condition to delivery of such Stock, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act, and may also require that the certificates evidencing the Stock bear an appropriate legend restricting transfer.

     (b) Withholding Requirements and Arrangements. Each recipient of an Award
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shall pay to the Company or make provision satisfactory to the Board for payment of any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. In the Board's discretion, such tax obligations may be paid in whole or in part in shares of Stock, including Shares obtained in connection with the Award, valued at their fair market value on the date of delivery (determined by reference to the last sale price of the Stock on the principal securities exchange or automated quotation system on which the Stock is then being traded on the business day immediately preceding such date of delivery). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the recipient.

     (c) No Effect on Employment.  The Plan shall not give rise to any right on
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the part of any employee participant to continue in the employ of the Company, or any subsidiary or affiliate thereof.

     (d) Amendment, Suspension or Termination of the Plan.  The Board may at any
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time discontinue granting Awards under the Plan.  The Board also may modify, amend, suspend or terminate the Plan in whole or in part at any time; provided, however, that no modification, amendment, suspension or termination of the Plan shall be made without stockholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement; and provided, further, that such modification, amendment, suspension or termination shall not affect adversely the rights of any previous recipient of an Award.

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